News Release

FOR IMMEDIATE RELEASE

Contact Information:
Elizabeth Gaal
Investor Relations Associate
Phone: 203-222-5942
Fax: 203-222-0130
Email: elizabeth.gaal@terex.com

Terex Corporation Announces First Quarter 2010
Earnings Conference Call Date

Westport, CT, April 14, 2010 - Terex Corporation (NYSE:TEX) will release its first quarter 2010 financial results on Wednesday, April 21, 2010 after market close.  The Company will host a conference call to review the financial results on Thursday, April 22, 2010 at 8:30 a.m. EDT.  Ronald M. DeFeo, Chairman and CEO, will host the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com.  To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link.  Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a diversified global manufacturer operating in four business segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, and Terex Materials Processing.  Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, mining, shipping, transportation, energy, refining and utility industries.  Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services.  Terex uses its website to make information available to its investors and the market at www.terex.com.

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com